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                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIDAX INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                  [Seal]     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2703861  8100
                                                       AUTHENTICATION: 8345786

971061277                                                        DATE: 02-25-97
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                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                                   DIDAX INC.

     The undersigned, being the sole incorporator of DIDAX INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST: That paragraph four (4) of the Certificate of Incorporation be and it hereby is amended to read as follows:

               "4. The total number of shares of all classes of stock that the Corporation is authorized to issue is eight million seven hundred sixty-eight thousand four hundred (8,768,400) shares of Common Stock with a par value of $0.01 per share."

     SECOND: That paragraph six (6) of the Certificate of Incorporation be and it hereby is amended to read as follows:

               "6. The board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, with the exception of Article
     XIII of the bylaws which cannot be amended except by the affirmative vote of each and every voting shareholder of the Corporation."
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     THIRD: That the Corporation has not received any payment for any of its stock.

     FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this the 24th day of February, 1997.

                                                        /s/ FlorenceAnn Somma
                                                         --------------------
                                                            FlorenceAnn Somma
                                                             Sole Incorporator